EXHIBIT 24


                         POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of MFRI, Inc., a Delaware corporation (the "Company"), does hereby constitute and appoint David Unger, Henry M. Mautner, Bradley E. Mautner, Fati Elgendy and Michael D. Bennett with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of the sale  of  shares  of  common stock of the Company by certain stockholders of the Company, which shares are to be issued by the Company in connection with the merger of Midwesco, Inc., an Illinois corporation, and the Company, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to the registration statements and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock, and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any one of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 14th day of February, 1997.

     SIGNATURE                          TITLE

     /S/ DAVID UNGER               Director, Chairman of the Board of
     David Unger                   Directors   and   President   (Principal
                                   Executive Officer)

     /S/ HENRY M. MAUTNER          Director and Vice Chairman of the  Board
 of
     Henry M. Mautner              Directors

     /S/ GENE K. OGILVIE           Director and Vice President
     Gene K. Ogilvie

     /S/ MICHAEL D. BENNETT        Vice President, Secretary and Treasurer
     Michael D. Bennett            (Principal   Financial   and  Accounting
                                   Officer)

     /S/ FATI ELGENDY              Director and Vice President
     Fati Elgendy

     /S/ DON GRUENBERG             Director and Vice President
     Don Gruenberg

     /S/ BRADLEY E. MAUTNER        Director and Vice President
     Bradley E. Mautner

     /S/ EUGENE MILLER             Director
     Eugene Miller